Exhibit 99.1

RingCentral Announces Revenue Increase of 37% for Fourth Quarter 2014

RingCentral Office® Annualized Exit Monthly Recurring Subscriptions up 52%

Total Year 2014 Revenue up 37%

San Mateo, Calif. – February 3, 2015 – RingCentral, Inc. (NYSE: RNG), a leading provider of cloud business communications solutions, today announced financial results for the fourth quarter and full year ended December 31, 2014.

Fourth Quarter Highlights:

•	Revenue increased 37% year-over-year to $61.9 million.

•	Total annualized exit monthly recurring subscriptions were up 37% year-over-year to $237.5 million.

•	RingCentral Office® annualized exit monthly recurring subscriptions were up 52% year-over-year to $170.5 million.

•	Net monthly subscription dollar retention was over 99%.

“We had a very successful year in 2014, capped by a fourth quarter of industry leading revenue growth and meaningful margin improvements,” said Vlad Shmunis, RingCentral’s Chairman and CEO. “Our strategy to expand up market and acquire larger customers continues to build momentum, and is contributing meaningfully to our financial results. We believe that our differentiated, cloud-based business communications platform is clearly resonating with customers and positions us well for success in 2015 and beyond.”

Financial Results of the Fourth Quarter 2014:

•	Revenue: Total revenue was $61.9 million for the fourth quarter of 2014, up 37% from the fourth quarter of 2013. Service revenue was $56.4 million for the fourth quarter of 2014, up 37% from the fourth quarter of 2013.

•	Net Income (Loss): GAAP net income (loss) per diluted share was ($0.15) for the fourth quarter of 2014 compared with ($0.22) for the fourth quarter of 2013. Non-GAAP net income (loss) per diluted share was ($0.09) for the fourth quarter of 2014, compared with ($0.14) per diluted share for the fourth quarter of 2013.

•	Balance Sheet: Total cash and short-term investments at the end of the fourth quarter of 2014 was $141.7 million, compared with $149.4 million at the end of the third quarter of 2014.

Financial Results of the Full Year 2014:

•	Revenue: Total revenue was $219.9 million for the full year of 2014, up 37% from the full year of 2013. Service revenue was $200.1 million for the full year of 2014, up 37% from the full year of 2013.

•	Net Income (Loss): GAAP net income (loss) per diluted share was ($0.72) for the full year of 2014 compared with ($1.39) for the full year of 2013. Non-GAAP net income (loss) per diluted share was ($0.49) for the full year of 2014, compared with ($1.01) per diluted share for the full year of 2013.

•	Balance Sheet: Total cash and short-term investments at the end of 2014 was $141.7 million, up from $116.4 million at the end of 2013.

Fourth Quarter 2014 and Recent Business Highlights:

•	Announced that RingCentral Office® is now integrated with Google for Work. Users can click-to-call, send and receive SMS text messages, host web meetings, and video and audio conferences with up to 1,000 people – all within the Google for Work environment.

•	Released a fully HIPAA-compliant RingCentral Office® solution to better serve the large and growing healthcare industry.

•	Integrated RingCentral Office® with Zendesk, a leading cloud-based customer service software provider.

Conference Call Details:

•	What: RingCentral financial results for the fourth quarter and full year of 2014 and outlook for the first quarter and full year of 2015.

•	When: Tuesday, February 3, 2015 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please (877) 705-6003, and for international callers dial (201) 493-6725. Callers may provide confirmation number 13598805 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13598805.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of cloud-based business communications solutions. Easier to manage and more flexible than on-premise communications phone systems, RingCentral’s cloud solution meets the needs of modern distributed and mobile workforces, while eliminating the expense and complications of on-premise traditional hardware-based systems and software. RingCentral is headquartered in San Mateo, California.

Forward-Looking Statements

This press release contains “forward-looking statements”, including statements regarding our strategy to expand up market and acquire larger customers and our anticipated future financial results. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to manage our expenses and growth; and general market, political, economic, and business conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended September 30, 2014, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported results include certain Non-GAAP financial measures, including Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share. We define Non-GAAP operating income (loss) as operating income (loss) excluding share-based compensation, legal settlements and other one-time items. We define Non-GAAP net income (loss) per share as net income (loss) per share assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance.

We have included Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share can provide a useful measure for period-to-period comparisons of our core business.

Although Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, and other income and expenses, which are reconciling items between Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Our reported results also include our total annualized exit monthly recurring subscriptions, RingCentral Office annualized exit monthly recurring subscriptions, and net monthly subscription dollar retention. We define our total annualized exit monthly recurring subscriptions as our total monthly recurring subscriptions multiplied by 12. Our total monthly recurring subscriptions equals the monthly value of all customer subscriptions in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated services revenues. We calculate our RingCentral Office annualized exit monthly recurring subscriptions in the same manner as we calculate our total annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:

Mitesh Dhruv, RingCentral

Greg Kleiner, ICR for RingCentral

(650) 581-9443

ir@RingCentral.com

Media Contact:

Jennifer Caukin, RingCentral

650-561-6348

Jennifer.caukin@ringcentral.com

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$113,182	$116,378
Short-term investments	28,479	—
Accounts receivable, net	7,651	3,045
Inventory	1,710	2,111
Prepaid expenses and other current assets	8,767	5,214

Total current assets	159,789	126,748
Property and equipment, net	25,527	16,660
Other assets	3,021	1,777

Total assets	$188,337	$145,185

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,181	$4,414
Accrued liabilities	29,236	20,559
Current portion of capital lease obligation	509	347
Current portion of long-term debt	16,764	9,871
Deferred revenue	25,586	16,552

Total current liabilities	76,276	51,743
Long-term debt	7,813	24,356
Sales tax liability	3,953	3,988
Capital lease obligation	535	247
Other long-term liabilities	3,255	1,336

Total liabilities	91,832	81,670

Stockholders’ equity:
Common stock	7	6
Additional paid-in capital	274,844	193,574
Accumulated other comprehensive loss	(251)	(310)
Accumulated deficit	(178,095)	(129,755)

Total stockholders’ equity	96,505	63,515

Total liabilities and stockholders’ equity	$188,337	$145,185

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Services	$56,430	$41,327	$200,098	$145,995
Product	5,464	4,016	19,789	14,510

Total revenues	61,894	45,343	219,887	160,505

Cost of revenues:
Services	15,368	13,051	58,673	47,230
Product	4,554	4,100	18,100	14,289

Total cost of revenues	19,922	17,151	76,773	61,519

Gross profit	41,972	28,192	143,114	98,986

Operating expenses:
Research and development	12,104	9,139	44,582	33,399
Sales and marketing	28,485	19,983	104,827	72,336
General and administrative	10,726	9,425	38,910	34,284

Total operating expenses	51,315	38,547	188,319	140,019

Loss from operations	(9,343)	(10,355)	(45,205)	(41,033)
Other income (expense), net	(864)	(2,990)	(3,038)	(5,110)

Loss before provision (benefit) for income taxes	(10,207)	(13,345)	(48,243)	(46,143)
Provision (benefit) for income taxes	(87)	20	97	(45)

Net loss	$(10,120)	$(13,365)	$(48,340)	$(46,098)

Net loss per common share:
Basic and diluted	($0.15)	($0.22)	($0.72)	($1.39)

Weighted-average number of shares used in computing net loss per share:
Basic and diluted	68,318	62,098	66,818	33,155

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(48,340)	$(46,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,378	8,980
Share-based compensation	15,516	7,540
Non-cash interest and other expense related to debt	259	2,014
Loss on disposal of assets	100	338
Deferred income tax	(32)	(16)
Changes in assets and liabilities:
Accounts receivable	(4,606)	(355)
Inventory	401	(1,279)
Prepaid expenses and other current assets	(3,553)	(1,873)
Other assets	(1,015)	(328)
Accounts payable	(510)	(453)
Accrued liabilities	9,054	1,370
Deferred revenue	9,034	5,262
Other liabilities	1,884	1,127

Net cash used in operating activities	(11,430)	(23,771)

Cash flows from investing activities:
Purchases of property and equipment	(17,965)	(10,789)
Purchases of available-for-sale securities	(28,696)	—
Restricted investments	—	(130)

Net cash used in investing activities	(46,661)	(10,919)

Cash flows from financing activities:
Net proceeds from public offerings of common stock	57,167	103,309
Net proceeds from debt agreements	—	37,857
Repayment of debt	(9,909)	(26,309)
Repayment of capital lease obligations	(698)	(422)
Proceeds from issuance of preferred stock warrants	—	1,625
Payment of offering costs	(1,219)	(3,720)
Proceeds from issuance of stock in connection with stock plans	9,446	893

Net cash provided by financing activities	54,787	113,233

Effect of exchange rate changes on cash and cash equivalents	108	(29)
Net increase (decrease) in cash and cash equivalents	(3,196)	78,514
Cash and cash equivalents:
Beginning of period	116,378	37,864

End of period	$113,182	$116,378

RINGCENTRAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
Revenues:
Services	$56,430	$41,327	$200,098	$145,995
Product	5,464	4,016	19,789	14,510

Total Revenues	61,894	45,343	219,887	160,505

Cost of Revenues reconciliation:
GAAP Services cost of revenues	15,368	13,051	58,673	47,230
Share-based compensation	(320)	(242)	(1,294)	(539)

Non-GAAP services cost of revenues	15,048	12,809	57,379	46,691

GAAP Product cost of revenues	4,554	4,100	18,100	14,289

Gross margin reconciliation:
Non-GAAP Services	73.3%	69.0%	71.3%	68.0%
Non-GAAP Product	16.7%	(2.1%)	8.5%	1.5%
Non-GAAP Gross margin	68.3%	62.7%	65.7%	62.0%
Operating expenses reconciliation:
GAAP Research and development	12,104	9,139	44,582	33,399
Share-based compensation	(917)	(611)	(3,343)	(1,495)

Non-GAAP research and development	11,187	8,528	41,239	31,904

As a % of total revenues non-GAAP	18.1%	18.8%	18.8%	19.9%

GAAP Sales and marketing	28,485	19,983	104,827	72,336
Share-based compensation	(1,599)	(579)	(5,260)	(1,313)

Non-GAAP sales and marketing	26,886	19,404	99,567	71,023

As a % of total revenues non-GAAP	43.4%	42.8%	45.3%	44.2%

GAAP General and administrative	10,726	9,425	38,910	34,284
Share-based compensation	(1,374)	(1,561)	(5,619)	(4,193)
Legal related matters	—	—	—	(3,097)

Non-GAAP general and administrative	9,352	7,864	33,291	26,994
As a % of total revenues non-GAAP	15.1%	17.3%	15.1%	16.8%
Loss from operations reconciliation:
GAAP loss from operations	(9,343)	(10,355)	(45,205)	(41,033)
Share-based compensation	4,210	2,993	15,516	7,540
Legal related matters	—	—	—	3,097

Non-GAAP loss from Operations	(5,133)	(7,362)	(29,689)	(30,396)

Net loss reconciliation:
GAAP Net loss	(10,120)	(13,365)	(48,340)	(46,098)
Share-based compensation	4,210	2,993	15,516	7,540
Legal related matters	—	—	—	3,097
Debt refinance		1,833		1,833

Non-GAAP Net loss	$(5,910)	$(8,539)	$(32,824)	$(33,628)

Basic and diluted net loss per share
GAAP	$(0.15)	$(0.22)	$(0.72)	$(1.39)
Non-GAAP	$(0.09)	$(0.14)	$(0.49)	$(1.01)
Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	68,318	62,098	66,818	33,155